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                                 EXHIBIT "C"


                      INCORPORATED UNDER THE LAWS OF THE
                               STATE OF NEVADA


     NUMBER                                                        SHARES
 --------------                                                --------------

 --------------                                                --------------

                                                        CUSIP NO. 376366 10 0


                           GiveMePower Corporation

       50,000,000 AUTHORIZED SHARES   $.001 PAR VALUE   NON-ASSESSABLE


This Certifies that               SPECIMEN

is the record holder of



Shares of              GiveMePower Corporation              Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            GIVEMEPOWER
                            CORPORATION
                           CORPORATE SEAL
                               NEVADA            COUNTERSIGNED AND REGISTERED
                                                  FIDELITY TRANSFER COMPANY
                                                  (SALT LAKE CITY, UTAH)
                                                BY
                                                  TRANSFER AGENT AND REGISTRAR
                                                  -AUTHORIZED SIGNATURE

             /S/                                              /S/
          SECRETARY                                        PRESIDENT